Exhibit 99.1

Champion Industries Declares Quarterly Cash Dividend

HUNTINGTON, W.Va., - Champion Industries, Inc. (Nasdaq: CHMP), today announced that its Board of Directors has declared its regular quarterly cash dividend of five cents per share. The cash dividend will be paid on December 30, 2005 to shareholders of record on December 9, 2005. This represents the fifty-first (51st) consecutive quarterly dividend by Champion Industries, Inc. since the initial public offering in January, 1993.

Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing and Syscan (West Virginia and Kentucky); Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia); The Merten Company (Ohio); Smith & Butterfield (Indiana and Kentucky); Consolidated Graphics (Louisiana); Dallas Printing (Mississippi); Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey); Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).